UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2009

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 23, 2009, the Company assigned ownership of its Simtrol Visitor™ and Simtrol Scheduler™ software (“Software”) to Strike Industries, Inc., a Florida corporation, (“Strike”) granting Strike the right to modify, advertise, promote, market, and license the software in exchange for $100,000 cash and a $400,000 note payable with the following terms:

•	60 month-term
•	6% simple interest calculated on an annual basis
•	Minimum payment of $6,000 per quarter
•	Note secured by the Software

Simtrol will be due a software royalty for sales of Visitor and Scheduler as follows:

Until the note is fully paid, the royalty will be 45% of net Software revenues earned by Strike.  Upon payment in full of the note, the royalty will be 10% of net Software revenues.

In the event that the Strike sells, assigns or otherwise liquidates the Software, derivative works or other applications utilizing the Company’s Device ManagerTM software, the Company will receive 10% of the proceeds resulting from such an event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated:   October 29, 2009